SCHEDULE 14A INFORMATION

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VENTRUS BIOSCIENCES, INC.

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VENTRUS BIOSCIENCES, INC.
99 Hudson Street, 5th Floor
New York, New York 10013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 19, 2011

To The Stockholders of Ventrus Biosciences, Inc.:

The Annual Meeting of Stockholders of Ventrus Biosciences, Inc., a Delaware corporation, will be held at the office of NASDAQ Marketsite, 43rd Street and Broadway, New York, New York, on Thursday, May 19, 2011 at 12:00 p.m. for the following purposes:

•	to elect five directors to serve for three-year terms expiring in 2014;
•	to approve an amendment to our 2010 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,467,200 shares to 3,967,200 shares;
•	to ratify the appointment of EisnerAmper LLP, New York, New York, as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and
•	to act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on April 8, 2011as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite you to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.

Our proxy statement and proxy are enclosed, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

IMPORTANT — YOUR PROXY IS ENCLOSED

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

Russell H. Ellison
President and Chief Executive Officer

New York, New York
April 26, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2011: This proxy statement and our 2010 Annual Report to Stockholders are available at: www.ventrusbio.com. Scroll to the bottom of the home page and click on the “Proxy Statement” icon.

VENTRUS BIOSCIENCES, INC.
99 Hudson Street, 5th Floor
New York, New York 10013

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 19, 2011

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of Ventrus Biosciences, Inc., a Delaware corporation, for use at our Annual Meeting of Stockholders to be held at the office of NASDAQ Marketsite, 43rd Street and Broadway, New York, New York, at 12:00 p.m. on Thursday, May 19, 2011, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 99 Hudson Street, 5th Floor, New York, New York 10013. Copies of this proxy statement and accompanying proxy card were mailed to stockholders on or about April 26, 2011.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to us at the address given above (Attention: Thomas Rowland, Corporate Secretary), or by attending the meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)	FOR the election of the five director nominees identified herein;
(2)	FOR approval of the amendment to our 2010 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,467,200 shares to 3,967,200 shares;
(3)	FOR ratification of the appointment of EisnerAmper LLP, New York, New York, as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and
(4)	in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the meeting.

Broker non-votes, abstentions and votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions, withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the voting on the election of directors, the approval of the amendment to the 2010 Equity Incentive Plan or the ratification of the appointment of auditors. Although there is no definitive statutory or case law in Delaware regarding broker non-votes and abstentions, we believe that our intended treatment of them is appropriate.

Record Date

Only the holders of record of our common stock at the close of business on the record date, April 8, 2011, are entitled to notice of and to vote at the meeting. On the record date, 7,189,706 shares of our common stock were outstanding. Stockholders are entitled to one vote for each share of common stock held on the record date.

Admission to the Meeting

Due to security measures at the NASDAQ Marketsite offices, admission to the meeting will be limited to our stockholders of record, persons holding proxies from our stockholders and beneficial owners of our common stock. If your shares are registered in your name, we will verify your ownership at the meeting in our list of stockholders as of the record date. If your shares are held through a broker, bank or other nominee, you must bring proof of your ownership of the shares. This could consist of, for example, a bank or brokerage firm account statement or a letter from your bank or broker confirming your ownership as of the record date. You also may send proof of ownership to our Corporate Secretary, 99 Hudson Street, 5th Floor, New York, New York 10013 before the meeting and we will send you an admission card.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our bylaws provide that the number of our directors is to be within a range of three to nine, with the exact number set by the Board. Our Board has set the number of directors at five. In the future, the Board might decide to increase the number of directors, within the range, if suitable candidates with desired experience and expertise are found.

In consideration of his guaranteeing an $800,000 promissory note we issued to Israel Discount Bank of New York in September 2010 (that was repaid in January 2011), we entered into a letter agreement with Dr. Lindsay A. Rosenwald, M.D. whereby Dr. Rosenwald has the right to attend our Board meetings and to appoint two directors to our Board. Dr. Rosenwald has not exercised his right to appoint a director. If and when appointed, these directors would be subject to stockholder approval at the expiration of their terms. Dr. Rosenwald’s rights terminate upon the earlier to occur of: (a) August 30, 2015, (b) the merger, consolidation or sale of all or substantially all of our stock or assets in a transaction or series of transactions immediately after which our stockholders immediately before the transaction hold less than 50% of the outstanding voting securities of the surviving corporation, or (c) Dr. Rosenwald’s ownership of our company is less than 5% of our outstanding shares of capital stock, name of which events has occurred as of the date of this proxy statement.

Independence of Directors

Because our common stock is listed on the Nasdaq Capital Market, our Board of Directors applies the Nasdaq Capital Market’s test for director independence to all of our directors. Using that test, the Board has determined that directors Mark Auerbach, Joseph Felder and Myron Z. Holubiak are independent under Nasdaq’s rules. Thomas Rowland is not deemed independent because he was our Chief Executive Officer from April 2007 through February 2009. Russell Ellison is not independent because he is our current Chief Executive Officer. As part of such determination of independence, our Board has affirmatively determined that each of Mr. Auerbach, Dr. Felder and Mr. Holubiak does not have a relationship with our company that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

Board Committees

Our Board has established the following three standing committees: Audit Committee; Compensation Committee; and Nominating and Governance Committee. Directors Auerbach, Ellison and Holubiak are the members of the Audit Committee and Mr. Auerbach qualifies as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Pursuant to rules of the Nasdaq Capital Market, Dr. Ellison, who is not an independent director, may serve on the Audit Committee for up to one year from the completion of our initial public offering on December 22, 2010. At that time, all members of the Audit Committee must be independent. Directors Felder and Holubiak are the members of the Compensation Committee and of the Nominating and Governance Committee.

The primary purpose of our Audit Committee is to oversee our accounting and financial reporting process and the audits of our financial statements, and our compliance with legal and regulatory requirements. In addition, our Audit Committee is responsible for reviewing and approving all related person transactions, including transactions with executive officers and directors, for potential conflicts of interests or other improprieties.

The primary purpose of our Compensation Committee is to discharge our Board’s responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. Beginning in July 2010, in carrying out these responsibilities, our Compensation Committee has reviewed all components of executive officer and employee compensation for consistency with our Compensation Committee’s compensation philosophy, as in effect from time to time.

The primary purpose of our Nominating and Governance Committee is to select, and recommend to our Board, director nominees for each election of directors and recommend any corporate governance guidelines it deems appropriate.

The charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee, which have been adopted by our Board of Directors, contain detailed descriptions of the committees’ duties and responsibilities and are available in the Investor Relations—Corporate Governance section of our website at www.ventrusbio.com.

Selection of Board Nominees

In fulfilling its responsibilities to select, and recommend to our Board, director nominees for each election of directors, our Nominating and Governance Committee will consider the following factors:

•	the appropriate size of our Board and its committees;
•	the perceived needs of our Board for particular skills, background and business experience;
•	the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other Board members;
•	nominees’ independence from management; and
•	applicable regulatory and listing requirements, including independence requirements and legal considerations.

The goal of our Nominating and Governance Committee is to assemble a Board that brings to our company a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess high personal and professional ethics, integrity and values, and be committed to representing the best interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates, in the judgment of our Nominating and Governance Committee, must also have sufficient time available to perform all Board and committee responsibilities. Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Governance Committee may also consider such other factors as it may deem, from time to time, to be in the best interests of the company and our stockholders.

Our Nominating and Governance Committee will annually evaluate our Board members who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for re-election.

Candidates for nomination as director may come to the attention of our Nominating and Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of our Nominating and Governance Committee at any point during the year. Such candidates will be evaluated against the criteria set forth above. If our Nominating and Governance Committee believes at any time that it is desirable that our Board consider additional candidates for nomination, the Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may, if our Nominating and Governance Committee believes it is appropriate, engage a third-party search firm to assist in identifying qualified candidates.

Our Nominating and Governance Committee’s policy will be to evaluate any recommendation for director nominee proposed by a stockholder and our bylaws also permit stockholders to nominate directors for consideration at an annual meeting, subject to certain conditions. Any recommendation for director nominee must be submitted in writing to:

Ventrus Biosciences, Inc.
Attention: Corporate Secretary
99 Hudson Street, 5th Floor
New York, New York 10013

Our bylaws require that any director nomination made by a stockholder for consideration at an annual meeting must be received in writing not more than 90 days nor less than 60 days in advance of the meeting, and at a special meeting called for the purpose of the election of directors not later than the close of business on the 10th business day following the date on which notice of such meeting is first given to our stockholders.

Each written notice containing a stockholder nomination of a director at an annual or special meeting must include:

•	the name and address of the stockholder who intends to make the nomination and any stockholder associated with such stockholder, and the name and residence address of the person or persons to be nominated;
•	the class and number of shares that are beneficially owned by the stockholder and any associated stockholder;
•	a representation that the stockholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
•	such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Exchange Act including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors;
•	the written consent of each nominee to be named in a proxy statement and to serve as director of the corporation if so elected;
•	whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder of any associated stockholder with respect to any share of our common stock; and
•	to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

Board of Director Meetings

The business of our company is under the general oversight of the Board of Directors as provided by the laws of Delaware and our bylaws. During the fiscal year ended December 31, 2010, the Board of Directors held 13 meetings and also conducted business by written consent, the Audit Committee held four meetings, the Compensation Committee held two meetings and the Governance Committee held one meeting. Each person who was a director during 2010 attended at least 75% of the Board of Directors meetings and the meetings of the committees on which he served.

We strongly encourage all of our directors to attend our annual meetings of stockholders. We did not hold an annual meeting in 2010 because we were a privately held company until December 22, 2010.

Risk Oversight

Our Board is responsible for our company’s risk oversight and has delegated that role to the Audit Committee. In fulfilling that role, the Committee focuses on our general risk management strategy, the most significant risks facing our company, and ensures that appropriate risk mitigation strategies are implemented by management. The Audit Committee regularly reports to the full Board as appropriate on its efforts at risk oversight, and will report any matter that rises to the level of a material or enterprise level risk.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

All five of our current directors are standing for re-election in 2011. Their respective biographical summaries are:

Nominees

Name	Age (as of 03/31/11)	Director Since	Business Experience For Last Five Years
Mark Auerbach	72	2010	Mr. Auerbach was elected to our Board in November 2010. Over the last 17 years, Mr. Auerbach has served as a director for several companies. Mr. Auerbach currently is a director and chairman of the audit committee of Optimer Pharmaceuticals, Inc. (NASDAQ: OPTR), a publically traded company. He has held those positions since June 2005. From January 2006 through March 2010, Mr. Auerbach served as the chairman of the board of directors for Neuro-Hitech, Inc., an early stage pharmaceutical company specializing in brain degenerative diseases. From June 2007 through August 2009, he served as a director for Collexis Holdings, Inc., a company which develops knowledge management and discovery software. From July 2007 through February 2009, Mr. Auerbach also served as a director for RxElite Holdings, Inc., a company which develops, manufactures, and markets generic prescription drug products in specialty generic markets. From September 2003 through October 2006, Mr. Auerbach served as executive chairman of the board of directors for Par Pharmaceutical Companies, Inc., a manufacturer and marketer of generic pharmaceuticals and the parent of Par Pharmaceutical, Inc., and served as chair of the audit committee prior to becoming executive chairman. From 1993 to 2005, Mr. Auerbach served as chief financial officer of Central Lewmar LLC, a national fine paper distributor. Mr. Auerbach received his B.S. degree in accounting from Rider University. Among other experience, qualifications, attributes and skills, Mr. Auerbach’s extensive financial experience, his accounting degree and his experience as a director of several public companies, including his service as the chair of the audit committee of one of those public companies, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Name	Age (as of 03/31/11)	Director Since	Business Experience For Last Five Years
Russell H. Ellison, M.D., M.Sc.	63	2010	Dr. Ellison joined us as a director, Chief Executive Officer and Chief Medical Officer in June 2010. He was elected Chairman of our Board in January 2011. From July 2007 to January 2010, Dr. Ellison served as Executive Vice President of Paramount Biosciences LLC, a global pharmaceutical development and healthcare investment firm. From October 2005 until June 2007, Dr. Ellison served as the Vice President of Clinical Development of Fibrogen, Inc., a privately held biotechnology company. From August 2002 to December 2004, Dr. Ellison served as Vice President of Medical Affairs and Chief Medical Officer of Sanofi-Synthelabo, USA, a pharmaceutical company. From May 1997 to August 2002, Dr. Ellison served as Vice President, Medical Affairs and Chief Medical Officer of Hoffman-La Roche, Inc., a pharmaceutical company. From July 2007 until December 2010, Dr. Ellison served as a director of CorMedix, Inc., a pharmaceutical company that went public in March 2010. He currently serves as a director of several privately held development stage biotechnology companies. Dr. Ellison holds an M.D. from the University of British Columbia and an M.Sc. (with distinction) from The London School of Tropical Medicine and Hygiene. Among other experience, qualifications, attributes and skills, Dr. Ellison’s medical training, extensive management experience in the pharmaceutical industry and experience in the capital markets, as well as his experience serving on the board of directors of a public pharmaceutical company and on the boards of directors of several private pharmaceutical companies, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.
Joseph Felder, M.D.	48	2008	Dr. Felder joined our Board of Directors in May 2008. Dr. Felder has been a gastroenterologist since 1992 after having completed his post-doctoral training and fellowship at Lenox Hill Hospital in New York City. He is currently in private practice in Manhattan. He received his B.S. from the City University of New York and his M.D. from the University of Texas at San Antonio in 1987. He practices out of Lenox Hill Hospital, a major teaching affiliate of the New York University School of Medicine, where he is an adjunct and attending physician in the departments of Medicine and Gastroenterology. His responsibilities there include extensive teaching obligations. He has done significant clinical research in gastroenterology, specifically in the subject of inflammatory bowel disease and is published in this field in various international journals as well as textbooks. He lectures on this subject matter as well. He is a co-chairman of the medical advisory board of the Crohn’s and Colitis Foundation of America in New York. His interests are in ongoing clinical research and product development. Among other experience, qualifications, attributes and skills, Dr. Felder’s knowledge and experience in the medical industry and in senior leadership roles in research and teaching organizations, especially in the gastroenterology field, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Name	Age (as of 03/31/11)	Director Since	Business Experience For Last Five Years
Myron Z. Holubiak	63	2010	Mr. Holubiak joined our Board of Directors in July 2010. Mr. Holubiak currently serves as President of 1-800-DOCTORS, Inc., a position he has held since May, 2007. Mr. Holubiak is the former President of Roche Laboratories, Inc., USA, a major research-based pharmaceutical company, a position he held from December 1998 to August 2001. He held many sales and marketing positions at Roche Laboratories in his 19 year tenure. Mr. Holubiak was a director and the President and Chief Operating Officer of HealthSTAR Communications, Inc, the largest, private health care marketing communications company in the U.S. from November 2003 to April 2007, and he served as HealthSTAR Group’s President, Field Level Marketing Group from August 2002 to October 2003. Mr. Holubiak served on the Board of Trustees of the Robert Wood Johnson Hospital Foundation in 2000 and 2001. Since September 2002 he has served on the Board of Directors of BioScrip, Inc., a specialty pharmacy company. Mr. Holubiak previously served on the Board of Directors of Nastech, Inc., a biotechnology based pharmaceutical company now called Marina Biotech, Inc. Mr. Holubiak received his B.S. in Molecular Biology and Biophysics from the University of Pittsburgh. Among other experience, qualifications, attributes and skills, Mr. Holubiak’s extensive experience managing pharmaceutical and healthcare companies, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Name	Age (as of 03/31/11)	Director Since	Business Experience For Last Five Years
Thomas Rowland	44	2007	Mr. Rowland joined Ventrus Biosciences in April 2007 as a director, a position he still holds, and as our Chief Executive Officer, a position he held until February 2009. From March 2009 to June 2010, he served as our Acting President. Prior to Ventrus, Mr. Rowland was founder and principal of his own consulting firm, consulting to various pharmaceutical and biotechnology companies in the areas of business development, marketing and launch preparation. He continued these consulting services from March 2009 to January 2010. In February 2010, Mr. Rowland became Vice President of Commercial Development for Alnara Pharmaceuticals, Inc., which was acquired by Eli Lilly and Company. Mr. Rowland currently is a Product Director for Eli Lilly. Mr. Rowland started consulting in 2006 after serving as Vice President of the Gastroenterology and Women’s Health Business Unit at Solvay Pharmaceuticals, Inc., where he oversaw all commercial operations for the over $250 million and 250 person unit. Prior to being named Vice President, Mr. Rowland successfully led the turnaround of the gastrointestinal franchise, returning the franchise to positive sales growth, record sales and profitability. Mr. Rowland had the commercial responsibilities for the gastroenterology franchise at Solvay from 2000 to 2005. During that time Mr. Rowland was the commercial lead in the licensing of diltiazem and phenylephrine from S.L.A. Pharma. Mr. Rowland’s responsibilities included the commercial assessment and strategic guidance of diltiazem and phenylephrine. The Solvay R&D department, however, was responsible for the development of diltiazem and phenylephrine and Mr. Rowland was not part of that department. Mr. Rowland’s initial work in the gastroenterology therapeutic area started when he joined Scandipharm, Inc. in 1998 as Director of Marketing to assist in the company turnaround which resulted in the sale of the company to Axcan Pharmaceuticals. Mr. Rowland started his career in 1990 at UCB Pharma, Inc. where he spent over eight years in various positions of increasing responsibility including sales, market research and product management. Throughout his career, Mr. Rowland has participated in numerous successful new product and line extension launches. In addition, in senior management roles, he has contributed to several product, franchise and company turnarounds. Mr. Rowland earned his B.S. in Finance from Metropolitan State University in Denver, Colorado in 1989. Among other experience, qualifications, attributes and skills, Mr. Rowland’s extensive experience in managing pharmaceutical companies, including his prior employment with our company, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure. Mr. Rowland was elected Chairman of our Board of Directors in May 2010, a position he held until January 2011.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Stockholders do not have cumulative voting rights. Your vote may be cast for or withheld from each nominee.

Our Board of Directors has unanimously approved and recommends that stockholders vote “FOR” the election of the director nominees listed above.

PROPOSAL NO. 2 — APPROVAL OF THE AMENDMENT TO
THE 2010 EQUITY INCENTIVE PLAN

Our 2010 Equity Incentive Plan was adopted and approved in July 2010. An aggregate of 2,467,200 shares is reserved for issuance thereunder. As of the date of this proxy statement, we have issued and outstanding a total of 1,956,439 options under the Plan, leaving 510,761 available for issuance under the 2010 Plan. Of these outstanding grants, 879,519 have been granted to our two executive officers, 302,680 have been granted to other employees, 410,000 to our non-employee directors and 364,240 to consultants. The Board has approved increasing the number of shares available for issuance under the 2010 Plan by 1,500,000 shares. If the amendment to the 2010 Plan is approved at the meeting, there will be a total of 3,967,200 shares of common stock reserved for issuance under the 2010 Plan, with a total of 2,010,761 shares available for issuance in the form of new grants. If the amendment to the 2010 Plan is not approved at the meeting, only 510,761 shares will remain available for issuance in the form of new grants under the 2010 Plan. No other amendment is proposed for the 2010 Plan.

The 2010 Plan, currently administered by our Compensation Committee, authorizes our Board of Directors or Compensation Committee to grant stock options and other equity awards to eligible employees, directors and consultants and is structured to allow our Board or Compensation Committee broad discretion in creating equity incentives. We believe that equity awards made under the 2010 Plan are an important incentive for our employees, directors and consultants. Equity awards, including option grants, are a significant part of our ability to attract, retain and motivate people whose skills and performance are critical to our success. Our goal is to link compensation to corporate performance because we believe that this increases employee, director and consultant motivation to improve stockholder value. We have, therefore, included equity incentives as a significant component of compensation for our employees and consultants and as the only compensation to date for our directors.

We expect to grow our company as we continue our product development and commercialization efforts. In order to attract and retain the services of employees, consultants and directors, we believe it will be necessary to grant options to our current and new employees, consultants and directors. Our Board of Directors believes that the remaining 510,761shares of common stock available for issuance under the 2010 Plan are potentially insufficient to accomplish the purposes of the 2010 Plan as described above.

As of the date of this proxy statement, we have no plans to award stock options or other rights to our executive officers or other employees, to consultants or to our directors other than our annual option grants to our non-employee directors. For information on the options previously granted to our executive officers, see “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End 2010.” For information on the options previously granted to our directors, see “Director Compensation.”

Vote Required

Approval of the amendment to the 2010 Plan requires the affirmative vote of the holders of at least a majority of the shares of our common stock present or represented at the meeting. In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting on the proposal and, accordingly, will not affect the approval of this proposal.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment to the 2010 Equity Incentive Plan.

Summary of the Terms of the 2010 Equity Incentive Plan

Eligibility and Administration.  All of our employees, directors and consultants are eligible to receive incentive awards under the 2010 Plan. Incentive awards under the 2010 Plan can include incentive stock options, nonstatutory stock options, stock appreciation rights, stock awards and restricted stock. The 2010 Plan can be administered by our Board of Directors or a committee appointed to administer the plan, and is currently administered by our Compensation Committee, referred to herein as the “administrator.” Subject to the restrictions of the 2010 Plan, the administrator determines who is granted incentive awards under the 2010 Plan, the terms granted, including the exercise price, the number of shares subject to the incentive award and the incentive award’s exercisability.

Stock Options.  The 2010 Plan provides for the grant of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, solely to employees (including officers and employee directors), and nonstatutory stock options to employees, directors and consultants.

The exercise price of options granted under the 2010 Plan is determined on the date of grant, and in the case of incentive stock options must be at least 100% of the fair market value per share at the time of grant. The exercise price of any incentive stock option granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding capital stock must equal, at least 110% of the fair market value of the common stock on the date of grant. The aggregate fair market value of common stock (determined as of the date of the option grant) for which incentive stock options may for the first time become exercisable by any individual in any calendar year may not exceed $100,000. Payment of the exercise price may be made by delivery of cash or a check, or, in the discretion of the administrator, the exercise price may be paid through any other form of consideration and method of payment permitted by law and the 2010 Plan, including the delivery of shares of already-owned shares of our common stock and the surrender of certain shares subject to the stock option.

Options granted to employees, directors and consultants under the 2010 Plan generally become exercisable in increments, based on the optionee’s continued employment or service with us, over a period of three years. The term of an incentive stock option may not exceed 10 years. Options granted under the 2010 Plan, whether incentive stock options or nonstatutory options, generally expire 10 years from the date of grant, except that incentive stock options granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding capital stock are not exercisable for longer than five years after the date of grant.

Stock Appreciation Rights.  A stock appreciation right, referred to as a SAR, is the right to receive, in cash or common stock, all or a portion of the difference between the fair market value of a share of our common stock at the time of exercise of the SAR and the exercise price of the SAR established by the administrator, subject to such terms and conditions set forth in a SAR agreement. A SAR may be granted in connection with a stock option or alone, without reference to any related stock option.

The exercise price of a SAR granted under the 2010 Plan is determined on the date of grant, and shall not be less than 100% of the fair market value of a share of our common stock on the date of grant. SARs granted under the 2010 Plan would generally become exercisable in increments, based on the recipient’s continued employment or service with us, over a period of four years. The term of a SAR may not exceed 10 years from the date of grant.

Stock Awards and Restricted Stock.  Shares of common stock may be sold or awarded to participants under the 2010 Plan as an incentive for the performance of past or future services to us. The administrator may determine the purchase price to be paid for such stock, if any, and other terms of such purchase or award.

Transferability.  Except for transfers made by will or the laws of descent and distribution in the event of the holder’s death, no incentive stock option may be transferred, pledged or assigned by the holder thereof. Stock options, SARs, restricted stock or other awards may be transferred, pledged or assigned by the holder thereof to “family members” (as defined in the 2010 Plan), or by will or the laws of descent and distribution in the event of the holder’s death. We are not required to recognize any attempted assignment of such rights by any participant that is not in compliance with the 2010 Plan. During a participant’s lifetime, an incentive stock option may be exercised only by him or her or by his or her guardian or legal representative.

Change of Control.  Generally, in the event of our consolidation or merger with or into another corporation or a sale of all or substantially all of our assets, referred to herein as an “acquisition,” whereby the acquiring entity or our successor does not agree to assume the incentive awards or replace them with substantially equivalent incentive awards, all outstanding options, SARs, restricted stock or other stock rights will vest and will become immediately exercisable in full and, if not exercised on the date of the acquisition, will terminate on such date regardless of whether the participant to whom such stock rights have been granted remains in our employ or service or of any acquiring or successor entity. In the event of an acquisition in which the acquiring entity agrees to assume the incentive awards, and, 60 days prior to the acquisition or 180 days after the acquisition, the holder of an award is terminated as an employee or consultant other than for cause or the holder terminates his or her employment for good reason, then upon such termination any incentive award held by the holder will vest and will become immediately exercisable in full.

Amendment.  Our Board of Directors may amend the 2010 Plan at any time or from time to time or may terminate the 2010 Plan without the approval of the stockholders, provided that stockholder approval will be required for any amendment to the 2010 Plan that (1) increases the total number of shares reserved thereunder, (2) changes the provisions regarding eligibility for incentive stock options, (3) changes the requirements that the exercise price of a stock option be set at the fair market value of our common stock at the time of grant, or (4) extends the expiration date of the 2010 Plan beyond 10 years. However, no action by our Board of Directors or stockholders may alter or impair any option previously granted under the 2010 Plan. Our Board may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The 2010 Plan will terminate in July 2020, unless terminated sooner by the Board.

Tax Consequences of Awards Under the 2010 Plan

Incentive Stock Options.  An optionee who is granted an incentive stock option under the 2010 Plan will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise will increase the optionee’s alternative minimum taxable income by an amount equal to the difference, if any, between the fair market value of the shares at the time of exercise and the option’s exercise price, and therefore may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option’s exercise or (ii) the sale price of the shares. We will ordinarily be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares.

Nonstatutory Stock Options.  All other options that do not qualify as incentive stock options under the 2010 Plan are referred to as “nonstatutory options.” Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon its exercise, however, the optionee will generally recognize taxable ordinary income measured as the excess of the then-fair market value of the shares acquired over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an optionee who is also one of our employees will be subject to tax withholding by us. We will ordinarily be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price received and the fair market value for the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares.

Stock Appreciation Rights.  A participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any securities received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by us in the same year.

Restricted Stock and Other Shares.  A recipient of restricted stock or any other incentive award under the 2010 Plan that is subject to a substantial risk of forfeiture generally will be subject to tax at ordinary income rates on the excess over the purchase price, if any, of the fair market value of the restricted stock, or other stock award, at such time that the stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who elects under Code Section 83(b) within 30 days of the date of award of the shares to be taxed at the time of the award will have taxable ordinary income equal to the excess of the fair market value of such shares on the date of the award, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock or other stock award. We will ordinarily be entitled to a compensation deduction for federal income tax purposes in the year the participant is taxable, and the amount of our deduction will equal the ordinary income realized by the participant as a result of the restricted stock or other stock award.

Stock Bonuses.  The grant of a stock bonus to a participant under the 2010 Plan will be included in that participant’s income as compensation in that year. The participant will recognize ordinary income in the amount of the fair market value of the common stock awarded. We will ordinarily be entitled to a deduction for compensation in an equal amount.

The foregoing is only a summary, based on the current Code and U.S. Treasury regulations thereunder, of the federal income tax consequences to the optionee or other award recipient and our company with respect to the grant and exercise of options and the grant of other awards under the 2010 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s or award recipient’s death or the income tax laws of any municipality, state or foreign country in which an optionee or an award recipient may reside.

PROPOSAL NO. 3 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of EisnerAmper LLP, New York, New York, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The Board of Directors has ratified this appointment and recommends that the stockholders ratify this appointment. If the appointment of EisnerAmper is not ratified by the stockholders, the Audit Committee will reconsider, but might not change, its selection.

On January 18, 2011, we hired EisnerAmper to audit our financial statements for the year ended December 31, 2010. In March 2011, we hired EisnerAmper to re-audit our financial statements for the years ended December 31, 2006 to December 31, 2009 and the period from October 7, 2005 (inception) to December 31, 2005 and for the period from October 7, 2005 (inception) to December 31, 2010. EisnerAmper has advised us that it does not have, and has not had, any direct or indirect financial interest in our company in any capacity other than that of serving as the independent registered public accounting firm. Representatives of EisnerAmper will not be present at the annual meeting, but will be available by telephone and will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

Information about Change of Independent Registered Public Accounting Firm

J.H. Cohn LLP had served as our independent registered public accounting firm since August 31, 2009. J.H. Cohn audited our financial statements for 2008 and 2009 in connection with our 2010 convertible note financing and our initial public offering that we completed on December 22, 2010. On January 13, 2011, our Board of Directors dismissed J.H. Cohn as our independent registered public accounting firm.

J.H. Cohn’s reports on our financial statements as of December 31, 2009 and 2008, and for the two years then ended and for the period from October 7, 2005 (inception) to December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, although the report contained an explanatory paragraph relating to our ability to continue as a going concern, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2010 and through January 13, 2011, there were no: (a) disagreements with J.H. Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to J.H. Cohn’s satisfaction, would have caused J.H. Cohn to make reference to the subject matter thereof in connection with its reports on our financial statements as of December 31, 2009 and 2008, and for the two years then ended and for the period from October 7, 2005 (inception) to December 31, 2009; or (b) “reportable events”, as defined under Item 304(a)(1)(v) of Regulation S-K. However, J.H. Cohn identified material weaknesses in our financial reporting process with respect to lack of accounting expertise, segregation of duties and lack of independent review over financial reporting.

J.H. Cohn has indicated to us that it concurs with the foregoing statements contained in the paragraphs above as they relate to J.H. Cohn and has furnished a letter dated January 20, 2011 to the United States Securities and Exchange Commission to this effect.

On January 18, 2011, we appointed EisnerAmper as Ventrus’ independent registered public accounting firm for the year ended December 31, 2010. In addition, in March 2011, we engaged EisnerAmper to audit our financial statements for the years ended December 31, 2006 to December 31, 2009 and the period from October 7, 2005 (inception) to December 31, 2005 and for the period from October 7, 2005 (inception) to December 31, 2010 to save expenses on future filings with the SEC.

During the two years ended December 31, 2010 and through January 18, 2011, neither we nor anyone acting on our behalf consulted with EisnerAmper regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute ratification of the appointment of EisnerAmper LLP.

Our Board of Directors has unanimously approved and recommends a vote “FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth certain information regarding the ownership of shares of our common stock as of April 8, 2011 by (1) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (2) each director of our company, (3) each of the Named Executive Officers, as listed in the Summary Compensation Table below, and (4) all directors and executive officers of our company as a group.

This table is based upon information supplied by our Named Executive Officers, directors and principal stockholders and from Schedules 13G filed with the Securities and Exchange Commission, or SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share ownership in each case includes shares issuable upon exercise of options and warrants that may be exercised within 60 days after April 8, 2011 for purposes of computing the percentage of common stock owned by such person, but not for purposes of computing the percentage owned by any other person. Unless otherwise noted, the address for each person listed is 99 Hudson Street, 5th Floor, New York, New York 10013. Applicable percentages are based on 7,189,706 shares outstanding on April 8, 2011.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Owned (%)
Mark Auerbach(1)	11,666	*
Russell H. Ellison(2)	199,264	2.7%
Joseph Felder(3)	37,016	*
Myron Holubiak(4)	11,666	*
Thomas Rowland(5)	140,606	1.9%
David J. Barrett(6)	101,973	1.4%
Lindsay A. Rosenwald, M.D.(7) c/o Paramount Biosciences, LLC 787 7th Avenue, 48th Floor New York, New York 10019	1,241,503	16.6%
Elliott Associates, L.P.(8) 712 Fifth Avenue, 36th Floor New York, New York 10019	622,158	8.7%
All directors and executive officers as a group (6 persons) (9)	502,191	6.5%

*	Less than 1%.
(1)	Consists of 11,666 shares of our common stock issuable upon exercise of an option.
(2)	Consists of (i) 8,065 shares of our common stock issuable upon exercise of a warrant and (ii) 191,199 shares of our common stock issuable upon exercise of an option.
(3)	Consists of 37,016 shares of our common stock issuable upon exercise of options.
(4)	Consists of 11,666 shares of common stock issuable upon exercise of an option.
(5)	Includes 122,219 shares of our common stock issuable upon exercise of options.
(6)	Consists of 101,973 shares of our common stock issuable upon exercise of an option.
(7)	Includes (i) 797,785 shares of common stock and 187,507 shares of common stock underlying warrants held by Paramount BioSciences, LLC, of which Dr. Rosenwald is the sole member, (ii) 51,136 shares held by Capretti Grandi, LLC, an affiliate of Dr. Rosenwald, and (iii) 89,000 shares issuable upon the exercise of warrants held by National Securities Corporation, of which Opus Point Partners, an entity in which Dr. Rosenwald is a general partner. Does not include 6,733 shares of common stock and 1,347 shares of common stock underlying warrants held by a trust established for the benefit of Dr. Rosenwald’s children, or 64,516 shares of common stock and 28,400 shares issuable upon the exercise of warrants held by four trusts established for the benefit of Dr. Rosenwald and his family because Dr. Rosenwald disclaims beneficial ownership of all of these shares, except to the extent of his pecuniary interest therein.
(8)	Based on information contained in a Schedule 13G filed with the SEC on December 27, 2010. According to the Schedule 13G, Elliott Associates, L.P. owns the shares through Manchester Securities Corp., which is a wholly owned subsidiary of Elliott Associates, L.P.
(9)	Includes the shares described in footnotes (1) through (7).

DIRECTOR COMPENSATION

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2010

Non-Employee Director Compensation in Fiscal 2010

Name(1)	Fees Earned or Paid in Cash	Option Awards($)(2)	All Other Compensation ($)	Total ($)
Mark Auerbach	$0	$168,653	0	$168,653
Joseph Felder	0	178,739	0	178,739
Myron Holubiak	0	168,653	0	168,653
Thomas Rowland	0	168,653	0	168,653
Richard Cohen(3)	0	96,373	0	96,373

(1)	As of December 31, 2010, our non-employee directors held options to purchase the following number of shares of our common stock: Mr. Auerbach, 35,000 shares; Dr. Felder, 37,016 shares; Mr. Holubiak, 35,000 shares; and Mr. Rowland, 35,000 shares.
(2)	The reported amount in the table above of the stock option grants made in 2010 represents the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718.
(3)	Mr. Cohen resigned from the Board on November 10, 2010.

In November 2010, our Board established the non-employee director compensation structure, which consists of cash and equity compensation. Upon a director’s first election to the Board, he or she will be granted an option to purchase 35,000 shares of our common stock. Each director will be granted an option annually for his or her prior year’s service on the Board in an amount to be determined by the Board. The grant to a director, who, at the time of the grant, has served less than a full year prior to the date of grant, will be pro-rated for that portion of the year actually served.

The cash compensation component will not become effective until such time as we have raised cumulative net proceeds from equity financings (including our initial public offering) and partnership and licensing transactions of $20 million. The cash compensation will consist of an annual cash fee of $5,000. Committee members will receive an additional $5,000, the Chairs of the Nominating and Governance Committee and the Compensation Committee will each receive an additional $2,500 and the Chair of the Audit Committee will receive an additional $5,000.

In November 2010, effective immediately after the reverse stock split, our Board granted to our former director Richard Cohen, in consideration of his services as a director, an option to purchase 20,000 shares of our common stock and, pursuant to our non-employee director compensation structure, granted to each of Mark Auerbach, Joseph Felder, Myron Holubiak and Thomas Rowland an option to purchase 35,000 shares of our common stock. All of these options have a term of 10 years, have an exercise price equal to the initial public offering price of $6.00. In addition, one-third of each of these options vested on the respective vesting commencement date and the remaining two-thirds vest in three equal annual installments after the respective vesting commencement date.

EXECUTIVE COMPENSATION

Our executive officers are Dr. Russell H. Ellison, our President and Chief Executive Officer, and David J. Barrett, our Chief Financial Officer. Information on Dr. Ellison is provided under “Proposal No. 1 – Election of Directors” above. Information on Dr. Barrett is below.

Name	Age (as of 03/31/11)	Business Experience For Last Five Years
David J. Barrett	34	Mr. Barrett joined us as Chief Financial Officer in July 2010. From April 2006 to September 2009, Mr. Barrett served as Chief Financial Officer of Neuro-Hitech, Inc., a publically traded company focused on developing, marketing and distributing branded and generic pharmaceutical products. From September 2003 to April 2006, Mr. Barrett was the Chief Financial Officer /Vice President of Finance of Overture Asset Managers and Overture Financial Services, which, at the time, was a start-up asset management firm that assembled investment products and platforms to distribute turnkey and unbundled investment solutions to financial intermediaries and institutional investors. From July 1999 to September 2003, Mr. Barrett was employed as a Manager at Deloitte & Touche, LLP. Mr. Barrett received his B.S. in Accounting and Economics in May of 1998 and his M.S. in Accounting in May of 1999 from the University of Florida. He is a certified public accountant.

Summary Compensation Table

The following table sets forth all compensation we paid in the fiscal years ended December 31, 2010 and 2009 to our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Option Awards($)(1)	All Other Compensation(2)	Total
Russell H. Ellison, M.D.(3) President and CEO	2010	—	—	$2,785,384	$210,000	$2,995,384
	2009	—	—	—	—	—
David J. Barrett(4) Chief Financial Officer	2010	—	—	$1,485,541	$105,000	$1,590,541
	2009	—	—	—	—	—

(1)	The reported amount in the table above of the stock option grants made in 2010 represents the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718.
(2)	Consists of consulting fees. Prior to December 20, 2010, Dr. Ellison and Mr. Barrett served pursuant to consulting contracts and were not employees.
(3)	Dr. Ellison entered into a consulting agreement with us in June 2010 and was hired as an employee on December 22, 2010.
(4)	Mr. Barrett entered into a consulting agreement with us in June 2010 and was hired as an employee on December 22, 2010.

Option Holdings and Fiscal Year-End Option Values

The following table shows information concerning unexercised options outstanding as of December 31, 2010 for each of our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2010

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Russell H. Ellison	191,200	382,399	6.00	12/22/20
David J. Barrett	101,973	203,947	6.00	12/22/20

Employment Agreements

Chief Executive Officer

Dr. Ellison serves as our Chief Executive Officer pursuant to an amended and restated employment agreement, which became effective upon the closing of our initial public offering on December 22, 2010. The agreement has a term of three years. The employment agreement provides for a base salary of $375,000 per year, a guaranteed bonus of $75,000 per year and an annual performance-based bonus of up to 50% of his base salary based on financial, clinical development and business milestones established by the Board. The agreement also provides a first incentive bonus of $250,000 in the event that our market capitalization exceeds $100 million for a period of 30 consecutive trading days with an average trading volume of the common stock during such period of at least 100,000 shares per trading day and a second incentive bonus of $500,000 in the event that our market capitalization exceeds $250 million for a period of 30 consecutive trading days with an average trading volume of the common stock during such period of at least 100,000 shares per trading day. Pursuant to the agreement, at the completion of our initial public offering, Dr. Ellison received a grant of options to purchase 573,599 shares of our common stock at the initial public offering price of $6.00. This amount was equal to 7.5% of our fully diluted capitalization on that date, giving effect to all shares issuable under all convertible notes, warrants and options outstanding on such date, but excluding shares reserved for grants not issued under our 2007 Stock Incentive Plan. One third of the options vested on grant, one-third vests one year later and the remainder vests two years after grant.

Under the employment agreement, Dr. Ellison is prohibited for six months after termination from (a) engaging in any business within a restricted territory that develops or commercializes prescription drugs for the specific disease treatment of hemorrhoids, anal fissures, and fecal incontinence or other products that compete with products we are developing or selling at the time of his termination, (b) soliciting or working within a restricted territory with our competitors or any other entity that could benefit from Dr. Ellison’s use of our confidential information, (c) becoming financially interested with one of our competitors within a restricted territory, (d) soliciting or accepting business from our competitors, and (e) inducing any employee or consultant of ours to terminate employment or a contractual relationship with us, provided that these provisions will not apply if we do not renew the agreement.

Set forth below is a description of the potential payments we will need to make upon termination of Dr. Ellison’s employment or upon a change in control of our company.

Termination due to Death, Disability or Change of Control

If Dr. Ellison’s employment is terminated as a result of his death, disability or change of control, we must pay him or his estate, as applicable, his then current base salary for a period of six months following the date of termination and any earned but unpaid incentive bonus and expense reimbursement through the date of his death or disability. All stock options that are scheduled to vest on the next succeeding anniversary of the effective date of the agreement will be accelerated and deemed to have vested as of the termination date. All stock options that have not vested or been deemed to have vested as of the date of termination will be forfeited. Stock options that have vested as of Dr. Ellison’s termination will remain exercisable for 360 days following his termination.

Termination by us For Cause or by Dr. Ellison without Good Reason

If we terminate Dr. Ellison for cause (as defined in the agreement) or if he terminates without good reason (as defined in the agreement), we must pay his then current base salary through the date of his termination and any expense reimbursement amounts owed through the date of termination.

Termination by us for other than Cause or by Dr. Ellison for Good Reason

If Dr. Ellison’s employment is terminated by us other than for cause or by Dr. Ellison for good reason (as defined in the agreement), then we must pay Dr. Ellison his then current base salary and all fringe benefits for a period of six months following such termination, any accrued but unpaid bonus, and any expense reimbursement amounts owed through the date of termination. All stock options granted to Dr. Ellison that are scheduled to vest by the end of the term of the employment agreement will be accelerated and deemed to have vested as of the termination date. Stock options that have vested as of Dr. Ellison’s termination will remain exercisable for 360 days following his termination.

In the agreement, the term “change in control” is defined generally as the acquisition by any person of more than 50% of the voting power of our then outstanding securities, and/or the merger or consolidation of our company or the sale of any or substantially all of our assets.

In the agreement, the term “cause” is defined generally as follows: (i) willful failure, disregard or continuing refusal by Dr. Ellison to perform his duties; (ii) willful, intentional or grossly negligent act by Dr. Ellison that injures, in a material way, our business or reputation; (iii) insubordination by Dr. Ellison with respect to lawful directions received from our Board of Directors; (iv) indictment for any felony or a misdemeanor involving moral turpitude; (v) Dr. Ellison engaging in some form of harassment prohibited by law; (vi) any misappropriation or embezzlement of our property; (vii) willful violation of the noncompetition, nonsolicitation and confidentiality provisions of the agreement; and/or (viii) breach by Dr. Ellison of any other provision of the agreement that, if capable of being cured, is not cured by him within 30 days.

In the agreement, the term “good reason” is defined generally as: (i) the assignment to Dr. Ellison of duties materially inconsistent with his position and duties as chief executive officer; (ii) any reduction by us of Dr. Ellison’s compensation or benefits; and/or (iii) any requirement that he relocate outside a 30 mile radius of New York, New York.

From June 2010 to December 22, 2010, Dr. Ellison served as our Chief Executive Officer pursuant to a consulting agreement, pursuant to which he was paid $30,000 per month.

Chief Financial Officer

Mr. Barrett serves as our Chief Financial Officer pursuant to an amended and restated employment agreement that became effective upon the closing of our initial public offering on December 22, 2010. The agreement has a term of three years. The employment agreement provides for base salary of $250,000 per year. The agreement also provides a first incentive bonus of $250,000 in the event that our market capitalization exceeds $100 million for a period of 30 consecutive trading days with an average trading volume of the common stock during such period of at least 100,000 shares per trading day and a second incentive bonus of $500,000 in the event that our market capitalization exceeds $250 million for a period of 30 consecutive trading days with an average trading volume of the common stock during such period of at least 100,000 shares per trading day. Pursuant to the agreement, Mr. Barrett received a grant of options to purchase our common stock at the initial public offering price of $6.00 in an amount equal to 4.0% of our fully diluted capitalization on the date the employment agreement became effective, giving effect to all shares issuable under all convertible notes, warrants and options outstanding on such date, but excluding shares reserved for grants not issued under our 2010 Equity Incentive Plan. One-third of the options vested on grant, one-third vests one year later and the remainder vests two years after grant.

Under the employment agreement, Mr. Barrett is prohibited for six months after termination from (a) engaging in any business within a restricted territory that develops or commercializes prescription drugs for the specific disease treatment of hemorrhoids, anal fissures, and fecal incontinence or other products that compete with products we are developing or selling at the time of his termination, (b) soliciting or working within a restricted territory with our competitors or any other entity that could benefit from Mr. Barrett’s use of our confidential information, (c) becoming financially interested with one of our competitors within a restricted territory, (d) soliciting or accepting business from our competitors, and (e) inducing any employee or consultant of ours to terminate employment or a contractual relationship with us.

Set forth below is a description of the potential payments we will need to make upon termination of Mr. Barrett’s employment or upon a change in control of our company.

Termination due to Death, Disability or Change of Control

If Mr. Barrett’s employment is terminated as a result of his death, disability or change of control, we must pay him or his estate, as applicable, his then current base salary for a period of six months following the date of termination and any earned but unpaid incentive bonus and expense reimbursement through the date of his death or disability. All stock options that are scheduled to vest on the next succeeding anniversary of the effective date of the agreement will be accelerated and deemed to have vested as of the termination date. All stock options that have not vested or been deemed to have vested as of the date of termination will be forfeited. Stock options that have vested as of Mr. Barrett’s termination will remain exercisable for 360 days following his termination.

Termination by us For Cause or by Mr. Barrett without Good Reason

If we terminate Mr. Barrett for cause (as defined in the agreement) or if he terminates without good reason (as defined in the agreement), we must pay his then current base salary through the date of his termination and any expense reimbursement amounts owed through the date of termination.

Termination by us for other than Cause or by Mr. Barrett for Good Reason

If Mr. Barrett’s employment is terminated (i) by us other than for cause or (ii) by Mr. Barrett for good reason (as defined in the agreement), then we must (1) continue to pay Mr. Barrett his then current base salary and all fringe benefits for a period of six months following such termination, (2) any expense reimbursement amounts owed through the date of termination, (3) pay any accrued but unpaid bonus and (4) all stock options granted to Mr. Barrett that are scheduled to vest by the end of the term of the employment agreement shall be accelerated and deemed to have vested as of the termination date. Stock options that have vested as of Mr. Barrett’s termination will remain exercisable for 360 days following his termination.

In the agreement, the term “change in control” is defined generally as the acquisition by any person of more than 50% of the voting power of our then outstanding securities; and/or the merger or consolidation of our company or the sale of any or substantially all of our assets.

In the agreement, the term “cause” is defined generally as follows: (i) willful failure, disregard or continuing refusal by Mr. Barrett to perform his duties; (ii) willful, intentional or grossly negligent act by Mr. Barrett that injures, in a material way, our business or reputation; (iii) insubordination by Mr. Barrett with respect to lawful directions received from our Board of Directors; (iv) indictment for any felony or a misdemeanor involving moral turpitude; (v) Mr. Barrett engaging in some form of harassment prohibited by law; (vi) any misappropriation or embezzlement of our property; (vii) willful violation of the noncompetition, nonsolicitation and confidentiality provisions of the agreement; and/or (viii) breach by Mr. Barrett of any other provision of the agreement that, if capable of being cured, is not cured by him within 30 business days.

In the agreement, the term “good reason” is defined generally as: (i) the assignment to Mr. Barrett of duties materially inconsistent with his position and duties as chief financial officer; (ii) any reduction by us of Mr. Barrett’s compensation or benefits; and/or (iii) any requirement that he relocate outside a 30 mile radius of New York, New York.

From June 2010 to December 22, 2010, Mr. Barrett served as our Chief Financial Officer pursuant to a consulting agreement, pursuant to which he was paid $15,000 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Lindsay A. Rosenwald is our largest stockholder. As of April 8, 2011, Dr. Rosenwald beneficially owned approximately16.6% of our issued and outstanding common stock, including shares issuable upon the exercise of warrants. Dr. Rosenwald is the Chairman, Chief Executive Officer and sole stockholder of Paramount BioCapital, Inc., or Paramount, and is the sole member of Paramount BioSciences, LLC.

Effective April 2007, we began accruing monthly fees for consulting services at a rate of $25,000 per month to Paramount Corporate Development, LLC, an affiliate of Dr. Rosenwald. These services consisted of clinical and regulatory support, including preparation for the initial meeting with the FDA for diltiazem, pheneylephrine and iferanserin, and corporate, legal and accounting services. This agreement was terminated as of August 31, 2008, but as of December 31, 2010 there was an unpaid balance under this agreement of $100,000. Paramount continued to provide accounting and legal assistance to us after the termination, but did not charge us for those services, and the fair value of those services was not deemed significant.

On July 23, 2008, we issued an 8% promissory note payable to Paramount BioSciences and on April 24, 2008, we issued an 8% promissory note payable to Capretti Grandi, LLC, an entity affiliated with Dr. Rosenwald, under each of which we could draw funds as approved by the respective noteholder. These notes had identical terms. We drew a total of $2,975,591 on the Paramount BioSciences note and a total of $190,000 on the Capretti Grandi note. We used the proceeds from these notes for general operating purposes as well as payments to S.L.A. Pharma from whom we license iferanserin (VEN 309). On February 26, 2010, $2,192,433 outstanding under the Paramount BioSciences note (consisting of $2,165,000 of principal and $27,433 of accrued interest) was converted into 2010 convertible promissory notes as part of our private placement of these notes, which reduced the current principal balance to $811,153. As of December 22, 2010, the aggregate principal amount outstanding under these notes was $1,001,153, all of which, pursuant to the terms of the notes, converted into an aggregate of 269,449 shares of our common stock upon the completion of our initial public offering on December 22, 2010.

During 2009, we issued four separate 10% promissory notes, referred to collectively as the PCP Notes, to Paramount Credit Partners, LLC, or PCP, an entity whose managing member is Dr. Rosenwald. Specifically, the PCP Notes consist of a note in the principal amount of $1,100,000 issued on January 23, 2009, a note in the principal amount of $100,000 issued on March 25, 2009, a note in the principal amount of $250,000 issued on June 1, 2009 and a note in the principal amount of $123,000 issued on June 24, 2009. Interest on the PCP Notes is payable quarterly, in arrears, and the principal matures on the earliest of December 31, 2013 or the completion by us of a transaction, subsequent to our initial public offering, including an equity offering, sale of assets, licensing or strategic partnership, in which we raise at least $5,000,000 in gross cash proceeds. In addition, PCP received five-year warrants to purchase, at an exercise price of $6.60, which was 110% of the issue price in our initial public offering, 104,867 of shares of our common stock, which was equal to 40% of the principal amount of each PCP Note purchased divided by the issue price in our initial public offering of $6.00.

On December 3, 2008, we, Paramount BioSciences and various other private pharmaceutical companies in which Dr. Rosenwald is a significant investor and stockholder, entered into a loan agreement with Bank of America, N.A. for a line of credit of $2,000,000. Paramount BioSciences pledged certain of its assets as collateral to secure our and the other borrowers’ obligations to Bank of America under the loan agreement. Interest on amounts borrowed under the line of credit accrued and was payable on a monthly basis at an annual rate equal to the London Interbank Offered Rate (LIBOR) plus 1%. On November 10, 2009, the parties entered into Amendment No. 1 to the Loan Agreement, which extended the initial one-year term for an additional year, such that it was to mature on November 5, 2010, and reduced the aggregate amount available under the line of credit to $1,000,000. In 2008, proceeds of $170,000 from line of credit with Bank of America were primarily used for the payments of $100,000 to S.L.A. Pharma and a bonus of $25,000 to our then Chief Executive Officer Thomas Rowland. In 2009, proceeds of $150,000 from line of credit with Bank of America were primarily used for the license payments to Sam Amer & Co., Inc., from whom we license diltiazem cream (VEN 307) and phenylephrine gel(VEN 308), and severance payments to our former executive officers Thomas Rowland, Terrance Coyne and John Dietrich in the aggregate of $161,459. The amounts borrowed by us under this line of credit totaled $320,000 and were due on November 5, 2010, on which date we repaid it.

On September 23, 2010, we borrowed $800,000 from Israel Discount Bank of New York. The promissory note we issued to Israel Discount Bank to evidence the loan was guaranteed by Dr. Rosenwald. The interest rate on the note was equal to the interest rate that Israel Discount Bank paid on the cash accounts at the Bank maintained by Dr. Rosenwald and pledged to secure the note, plus 1%. The note was due on September 22, 2011. In consideration of his guaranteeing the $800,000 promissory note we issued to Israel Discount Bank of

New York, we entered into a letter agreement with Dr. Rosenwald whereby Dr. Rosenwald has the right to attend our Board meetings and to appoint two directors to our Board. We repaid this note in January 2011.

On November 5, 2010, we borrowed $420,000 from Israel Discount Bank of New York. The promissory note we issued to Israel Discount Bank to evidence the loan was guaranteed by Dr. Rosenwald. The interest rate on the note was equal to the interest rate that Israel Discount Bank paid on the cash accounts at the Bank maintained by Dr. Rosenwald and pledged to secure the note, plus 1%. The note is due on demand or on November 4, 2011. We repaid this note in January 2011.

From June 2010 to April 11, 2011, we occupied space at no charge on the 48th floor at 787 7th Avenue, New York, New York 10019, which are the offices of Paramount BioSciences. There was no written agreement for this arrangement between us and Paramount BioSciences.

Each of these transactions was approved by our Board of Directors prior to the time we entered into the agreement for the respective transaction.

AUDITOR AND AUDIT COMMITTEE MATTERS

Report of the Audit Committee

J.H. Cohn had served as our independent registered public accounting firm since August 31, 2009. J.H. Cohn audited our financial statements for 2008 and 2009 in connection with our 2010 convertible note financing and our initial public offering. On January 13, 2011, we dismissed J.H. Cohn as our independent registered public accounting firm.

We hired EisnerAmper on January 18, 2011 to audit our financial statements for the year ended December 31, 2010. We hired EisnerAmper on March 11, 2011 to audit our financial statements for the years ended December 31, 2006 to December 31, 2009 and the period from October 7, 2005 (inception) to December 31, 2005 and for the period from October 7, 2005 (inception) to December 31, 2010.

The Audit Committee has reviewed and discussed our consolidated audited financial statements for fiscal 2010, 2009 and from inception to December 31, 2010 with management. The Audit Committee has discussed with EisnerAmper the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received written disclosure from EisnerAmper required by AICPA Independence Standards, and has discussed with EisnerAmper its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements be included in our Annual Report on Form 10-K for fiscal 2010.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in Nasdaq Rule 4200(a)(15), except for Russell Ellison because he is our Chief Executive Officer. Pursuant to rules of the Nasdaq Capital Market, Dr. Ellison may serve on the Audit Committee for up to one year from the completion of our initial public offering on December 22, 2010. The Board of Directors also has determined that Mark Auerbach is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Fees

Audit Fees.  Audit fees include fees billed to us by EisnerAmper and J.H. Cohn in connection with their annual audit of our financial statements and procedures related to our regulatory filings, including, in the case of J.H. Cohn, regulatory filings and the comfort letter for our initial public offering. The aggregate fees billed and expected to be billed to us by EisnerAmper for such audit services rendered for the fiscal years ended December 31, 2010 and 2009 and for the period from October 7, 2005 (inception) to December 31, 2010 are and are expected to be $30,000 and $45,000, respectively. The aggregate fees billed to us by J.H. Cohn for such audit services rendered for the fiscal year ended December 31, 2009 were $382,660.

Audit-Related Fees.  Audit related services consist solely of routine accounting consultations. During the fiscal years ended December 31, 2010 and 2009, neither EisnerAmper nor J.H. Cohn billed us for any audit-related services.

Tax Fees.  Tax fees include corporate tax compliance, assistance with an IRS examination as well as advisory services. The aggregate fees billed to us by EisnerAmper for tax related services for the fiscal year ended December 31, 2010 are expected to be $5,000. The aggregate fees billed to us by J.H. Cohn for tax related services for the fiscal year ended December 31, 2009 were $75,000.

All Other Fees.  During the fiscal years ended December 31, 2010 and 2009, neither EisnerAmper nor J.H. Cohn billed us for any other fees.

The Audit Committee of the Board of Directors considered all of the above activities to be compatible with the maintenance of EisnerAmper’s and J.H. Cohn’s independence. The Audit Committee discussed these services with EisnerAmper and J.H. Cohn and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Although the Audit Committee does not have formal pre-approval policies and procedures in place, it pre-approved all of the services performed by EisnerAmper and J.H. Cohn as discussed above, as required by SEC regulation.

Submitted by:	The Audit Committee
	Mark Auerbach, Chairman	Russell H. Ellison
Myron Holubiak

This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act, our directors and executive officers are required to file reports with the SEC indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 2010.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Stockholders having proposals that they desire to present at next year’s annual meeting of our stockholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than December 28, 2011. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and we direct your close attention to that rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to March 12, 2012. Proposals should be mailed to the Corporate Secretary, 99 Hudson Street, 5th Floor, New York, New York 10013.

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties may communicate with the Board by writing to Russell H. Ellison, our President and Chief Executive Officer, at Ventrus Biosciences, Inc., 99 Hudson Street, 5th Floor, New York, New York 10013. Dr. Ellison will relay such communications to the Board of Directors.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the meeting, but intends that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VENTRUS BIOSCIENCES, INC.
99 Hudson Street, 5th Floor
New York, New York 10013

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 19, 2011

The undersigned hereby appoints Mark Auerbach and Myron Holubiak and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Ventrus Biosciences, Inc., a Delaware corporation, held of record by the undersigned on April 8, 2011, at the Annual Meeting of Stockholders to be held at the office of NASDAQ Marketsite, 43rd Street and Broadway, New York, New York, on Thursday, May 19, 2011 at 12:00 p.m., or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying proxy statement.

(1)	Election of Directors:

☐	FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THOSE NOMINEES’ NAMES BELOW:

Mark Auerbach	Russell H. Ellison, M.D.	Joseph Felder, M.D.

Myron Z. Holubiak	Thomas Rowland
(2)	To approve the amendment of the Ventrus Biosciences, Inc. 2010 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder from 2,467,200 shares to 3,967,200 shares:

☐  VOTE FOR          ☐  VOTE AGAINST          ☐  ABSTAIN

(3)	To ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2011:

☐  VOTE FOR          ☐  VOTE AGAINST          ☐  ABSTAIN

(4)	In their discretion, to vote upon such other matters as may properly come before the meeting:

☐  GRANT AUTHORITY          ☐  WITHHOLD AUTHORITY

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made this proxy will be voted for management’s slate of nominees for director listed above, for Proposal 2, and in the discretion of the proxies named herein on any other matter as may properly come before the meeting.

Signature

Signature, if held jointly

Please date and sign exactly as your name appears on your stock certificate. Joint owners should each sign. Trustees, custodians, executors and others signing in a representative capacity should indicate that capacity.

Date: ________________________________, 2011

Please mark, sign, date and return this proxy card promptly using the enclosed envelope whether or not you plan to be present at the meeting. If you attend the meeting, you can vote either in person or by your proxy.